Exhibit 10.14

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of March 6, 2014 (“Effective Date”) is entered into by and between FLUOROPHARMA MEDICAL, INC., a Nevada corporation (herein referred to as the “Company”), and THE DEL MAR CONSULTING GROUP, INC., a California corporation and ALEX PARTNERS, LLC, a Washington State Limited Liability Corporation (collectively hereinafter referred to as the “Consultants” and each a “Consultant”), is dated as of March 24, 2014.

RECITALS

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Bulletin Board; and

WHEREAS, the Company desires to engage the services of the Consultants to assist the Company in investor communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company’s current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.           Term of Consultancy.  The Company hereby agrees to retain the Consultants to act in a consulting capacity to the Company, and the Consultants hereby agrees to provide services to the Company for an initial four month period commencing on the date hereof (the “Commencement Date”) and shall continue for successive one month renewal periods unless terminated by either party by written notice delivered to the other party not less than ten (10) days prior to any renewal period (the “Term”).

2.1           IR Duties of Consultants.  During the Term, the Consultants agree that they will provide the following specified consulting services through its officers and employees:

(a) Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and financial public relations professionals;

(c) With the cooperation of the Company, maintain an awareness during the Term of the Company’s plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and consult with the Company with respect to its (i) relations with shareholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations;

(e) Perform the functions customarily performed by in-house investor relations departments in public companies, including responding to telephone and written inquiries (which may be referred to the Consultants by the Company); preparing press releases for the Company’s review and approval, reports and other communications with or to shareholders, the investment community and the general public; consulting with the Company with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f) Upon and with the Company’s direction, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g) Upon and with the Company’s direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company’s plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h) Otherwise perform as the Company’s Consultants for investor relations with financial professionals;

(i)  At the Company’s request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

3.           Allocation of Time and Energies.  The Consultants hereby promise to perform and discharge diligently and faithfully the duties detailed in Section 2 above, and such further responsibilities which may be assigned to the Consultants from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its investor relations and corporate communications activities (collectively, the “Services”). Although no specific hours-per-day requirement will be required, the Consultants and the Company agree that during the Term the Consultants will perform the Services in a full, diligent and professional manner.

4.           Remuneration.  In consideration for performing the Services and for other good and valuable consideration, the Company agrees to pay to the Consultants as follows:

4.1           During the Term, the Company will pay The Del Mar Consulting Group, Inc. a cash retainer of $6,000 per month and Alex Partners, LLC a cash retainer of $4,000 per month, the first monthly payment(s) being due and payable on March 31, 2014 and each subsequent payment(s) being due and payable on the fifteenth day of the month.

4.2            The Company shall pay the Consultants an upfront fee of $125,000 (the “Upfront Fee”). The Upfront Fee shall be due and payable within ten (10) days following the Commencement Date. At the Company’s sole discretion, the Upfront Fee may be paid in cash or restricted shares (the “Restricted Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”) based on the Market Price of the Common Stock.  The Company agrees to pay 60% of the Upfront Fee to The Del Mar Consulting Group, Inc. and 40% of the Upfront Fee to Alex Partners, LLC.

4.3           Unless this Agreement has been terminated in accordance with the provisions of Section 1 hereof, the Company shall pay the Consultants a renewal fee of $125,000 (the “Renewal Fee”). The Renewal Fee shall be due and payable within ten (10) days following the five month anniversary of the Commencement Date. At the Company’s sole discretion, the Renewal Fee may be paid in cash or Restricted Shares based on the Market Price of the Common Stock. The Company agrees to pay 60% of the Renewal Fee to The Del Mar Consulting Group, Inc. and 40% of the Renewal Fee to Alex Partners, LLC.

4.4           For purposes of this Section 4, “Market Price” shall be the lower of (i) the closing bid price of the Common Stock on the trading day immediately preceding the Effective Date or (ii) the volume weighted average price of the Common Stock for the five (5) trading days immediately preceding the Effective Date.

4.5           The Company warrants that the Restricted Shares, if and when issued to the Consultants, will be duly authorized by the Company’s Board of Directors and validly issued.

4.6           The Consultants acknowledges that any Restricted Shares that may be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Securities Act.  As such, the Restricted Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act.  Consultants agree that during the Term, that it will not sell or transfer any of the Restricted Shares, registered or unregistered, issued to it by the Company hereunder. If and when Consultants sell any of the Restricted Shares in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of any restrictive legend indefinitely if such sale is pursuant to Rule 144, provided that the Consultants deliver reasonably requested representations in support of such opinion.  The Company agrees to bear all of the cost(s) of any such legal opinion(s) and removal of restrictive legends and reissuance of shares free of restrictive legends.

4.7           In connection with the possible acquisition of Restricted Shares, the Consultants represent and warrants to Company as follows:

(a)           The Consultants have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Restricted Shares, and any additional information that the Consultant have requested.

(b)           The Consultants’ investment in restricted securities is reasonable in relation to the Consultants’ net worth, which is in excess of ten (10) times the Consultants’ cost basis in the Restricted Shares.  The Consultants have experience in investments in restricted and publicly traded securities, and the Consultant have experience in investments in speculative securities and other investments that involve the risk of loss of investment.  The Consultants acknowledge that an investment in the Restricted Shares is speculative and involves the risk of loss.  The Consultants have the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and the Consultants can afford the risk of loss of their entire investment in the Restricted Shares.  The Consultants are accredited investors, as that term is defined in Regulation D promulgated under the Securities Act.

(c)           The Consultants will be acquiring the Restricted Shares for the Consultants’ own accounts for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

4.8           In the event that any payments are made to the Consultants in Restricted Shares, then if at any time after the effective date of this Agreement, the Company proposes to file a registration statement with respect to its Common Stock (other than in connection with a primary offering of its securities, a transaction contemplated by Rule 145 promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form), the Company shall notify the Consultants at least ten (10) days prior to the filing of such registration statement and will offer to include in such registration statement all of the Restricted Shares issued to the Consultants hereunder.  In a written notice to be delivered to the Company within ten (10) days after receipt of any such notice from the Company, the Consultants shall state the number of the Restricted Shares that they wish to register for resale and distribution publicly under the proposed registration statement.  The Company will also use its reasonable commercial efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to include within the coverage of each such registration statement (except as hereinafter provided) the Restricted Shares that Consultants have advised the Company that the Consultants wish to register pursuant to such registration statement for resale and distribution, to prosecute each such registration statement diligently to effectiveness, and to cause such registration statement to become effective as promptly as practicable.  Notwithstanding the foregoing, the Company makes no representation or warranty as to its ability to have any registration statement declared effective.  In the event the Company is advised by the staff of the SEC, or any applicable self-regulatory or state securities agency that the inclusion of the Restricted Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Company, in good faith, may amend such registration statement to exclude the Restricted Shares without otherwise affecting the Consultants’ rights to any other registration statement

5.           Assignability of Services.  The Consultants’ services under this Agreement are offered to Company and may be assigned by Company to any entity with which Company merges with or which acquires the Company or substantially all of its assets.  In the event of such merger or acquisition, all compensation to Consultants herein shall remain due and payable.  The Consultants may not assign their rights or delegate their duties hereunder without the prior written consent of Company.

6.           Expenses.  The Consultants agree to pay for all of its expenses incurred in connection with the delivery of services hereunder other than extraordinary items (including travel required by/or specifically requested by the Company, luncheons or dinners to groups of investment professionals, mass emailing to a sizable percentage of the Company’s constituents, investor conference calls, print advertisements in publications) approved by the Company in writing prior to its incurring an obligation for reimbursement. The Company agrees and understands that the Consultants may participate in the preparation of but will not be responsible for preparing or mailing due diligence and/or investor packages on behalf of the Company.

7.           Indemnification.  The Company warrants and represents that all written communications, documents or materials furnished to the Consultants or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and the Consultants may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless the Consultants against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from Consultants’s communication or dissemination of any said information, documents or materials unless resulting from the Consultants’s communication or dissemination of information not provided by the Company or in a manner not authorized by the Company in writing.

8.           Representations.  The Consultants represents that they are not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Services. The Consultants acknowledge that, to the best of their knowledge, the performance of the Services will not violate any rule or provision of any regulatory agency having jurisdiction over the Consultants. The Consultants acknowledge that, to the best of its knowledge, Consultants and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of federal or state securities laws, rules or regulations. The Consultants further acknowledge that they are not a securities broker dealer or a registered investment advisor. The Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company with respect to the engagement of the Consultants.

9.           Legal Representation.  Each of the Company and the Consultants represent that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

10.           Status as Independent Contractors.  The Consultants’ engagement pursuant to this Agreement shall be as independent contractors, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  The Consultants further acknowledge the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes unless required by law. All such income taxes and other such payment shall be made or provided for by the Consultants and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultants possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11.           Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.           Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13.           Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Thijs Spoor, CEO
FluoroPhrama Medical, Inc.
8 Hillside Avenue; Suite 207
Montclair NJ, 07042
 tspoor@fluoropharma.com

To the Consultants:

Robert B. Prag, President
The Del Mar Consulting Group, Inc.
2455 El Amigo Road
Del Mar, CA 92014
bprag@delmarconsulting.com

and

Scott Wilfong President
Alex Partners, LLC
511 7th Ave. #2
Kirkland, WA 98033
scott@alexpartnersllc.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15.           Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

16.           Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.  A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Company:

FLUORORPHARMA MEDICAL, INC.

By:           /s/ Thijs Spoor
Name: Thijs Spoor
Title:           Chief Executive Officer

Consultant:

THE DEL MAR CONSULTING GROUP, INC.

By:           /s/ Robert B. Prag
Name:           Robert B. Prag
Title:  President

Consultant:

ALEX PARTNERS, LLC

By:           /s/ Scott Wilfong
Name:           Scott Wilfong
Title:           President